Exhibit 3.1

NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF INCORPORATION

OF

DOLE FOOD COMPANY, INC.

the original of which was filed in this office on the 6th day of September, 2016.

Scan to verify online.	IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 7th day of September, 2016. /s/ Elaine F. Marshall Secretary of State

Certification# C201625000742-1 Reference# C201625000742-1 Page: 1 of 3 Verify this certificate online at http://www.sosnc.gov/verification

SOSID: 1541612 Date Filed: 9/6/2016 Elaine F. Marshall North Carolina Secretary of State C2016 250 00742

State of North Carolina

Department of the Secretary of State

ARTICLES OF INCORPORATION

INCLUDING ARTICLES OF CONVERSION

Pursuant to §55-2-02 and § 55-11A-03 of the General Statutes of North Carolina, the undersigned converting business entity does hereby submit these Articles of Incorporation Including Articles of Conversion for the purpose of forming a business corporation.

1.	The name of the resulting corporation is Dole Food Company, Inc.

The corporation is being formed pursuant to a conversion of another business entity.

2.	The name of the converting business entity is Dole Food Company, Inc.

and the organization and internal affairs of the converting business entity are governed by the laws of the state or country of     Delaware                . A plan of conversion has been approved by the converting business entity as required by law.

3.	The converting business entity is a (check one):
☒	foreign corporation
☐	domestic limited liability company
☐	foreign limited liability company
☐	domestic limited partnership
☐	foreign limited partnership
☐	domestic registered limited liability partnership
☐	foreign limited liability partnership
☐	other partnership as defined in G.S. 59-36, whether or not formed under the laws of North Carolina

4.	The number of shares the corporation is authorized to issue is: 1,000

These shares shall be: (check either a or b)

a.	☒ all of one class, designated as common stock; or

b.	☐ divided into classes or series within a class as provided in the attached schedule, with the information required by N.C.G.S. Section 55-6-01.

5.	The name of the initial registered agent is: Corporation Service Company

6.	The street address and county of the initial registered office of the corporation is:

Number and Street	327 Hillsborough St.

City	Raleigh	State	NC	Zip Code	27603	County	Wake

7.	The mailing address, if different from the street address, of the initial registered office is:

Number and Street

City	State	NC	Zip Code	County

CORPORATIONS DIVISION (Revised August 2013)	P. O. BOX 29622	RALEIGH, NC 27626-0622 (Form B-01A)

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8.	Principal office information: (Select either a or b.)

a.	☒ The corporation has a principal office.

The principal office telephone number: (818) 879-6600

The street address and county of the principal office of the corporation is:

Number and Street	One Dole Drive

City	Westlake Village	State	CA	Zip Code	91362	County	Los Angeles

The mailing address, if different from the street address, of the principal office of the corporation is:

Number and Street

City	State	Zip Code	County

b.	☐ The corporation does not have a principal office.

9.	Any other provisions, which the corporation elects to include, are attached.

10.	The name and address of each incorporator is as follows:

Jared Gale
Privacy Redaction

11.	(Optional): Please provide a business e-mail address: Privacy Redaction .
The Secretary of State’s Office will e-mail the busine [illegible] t no charge when a document is filed. The e-mail provided will not be viewable on the website. For more information on why this service is being offered, please see the instructions for this document.

12.	These articles will be effective upon filing, unless a date and/or time is specified:

This the     31st     day of August     2016    .

/s/ Jared R. Gale
Signature

Jared Gale, Incorporator
Type or Print Name and Title

NOTES:

1.	Filing fee is $125. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION (Revised August 2013)	P. O. BOX 29622	RALEIGH, NC 27626-0622 (Form B-01A)

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